                               REVOLVING LOAN AGREEMENT


    THIS REVOLVING LOAN AGREEMENT (this "Agreement"), dated as of August 1, 1996, is made by and between KMG-BERNUTH, INC., a Delaware corporation (hereinafter referred to as the "Borrower") and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION (the "Bank").

                                 W I T N E S S E T H:

    WHEREAS, the Borrower has requested the Bank to lend it up to the sum of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) on a revolving loan basis, and the Bank is willing to do so upon the terms and subject to the conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties hereto agree as follows:


                                      ARTICLE I.

1.  DEFINITIONS.

    1.1  DEFINED TERMS.  As used herein:

         "ACCOUNTS, "CHATTEL PAPER", "CONTRACTS", "DOCUMENTS", "EQUIPMENT", "FIXTURES", "GENERAL INTANGIBLES", "GOODS", "INSTRUMENTS" and other terms not specifically defined herein shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as presently adopted and in effect in the State of Alabama.

         "ADVANCE" means each loan of money or credit made to the Borrower by the Bank pursuant to Section 2.1 of this Agreement.

         "AFFILIATE" means, as to any Person, each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such Person.

         "AGREEMENT" means this Revolving Loan Agreement, as amended or modified from time to time.

         "BANK" means SouthTrust Bank of Alabama, National Association.

         "BASE RATE" means the rate of interest periodically designated by the Bank as its Base Rate. THE BASE RATE IS NOT NECESSARILY THE LOWEST INTEREST RATE CHARGED BY THE BANK. The Base Rate on the date of this Agreement is 8.25%.

         "BORROWER" means KMG-Bernuth, Inc., a Delaware corporation.

         "BORROWING BASE" means, at any time, the amount computed on the Collateral Report most recently delivered to, and accepted by, the Bank in accordance with this Agreement and equal to the aggregate of:

         (A)  Eighty percent (80.0%) of Eligible Accounts of the Borrower; plus

         (B) Fifty percent (50.0%) of the Eligible Inventory of Borrower (up to a maximum of $1,250,000.00).

         "BORROWER'S CLOSING AFFIDAVIT" means an affidavit in the form of Exhibit "A" to this Agreement, dated the date of Closing, and signed by the duly authorized officer of Borrower.

         "CASH MANAGEMENT AGREEMENT" means that certain Cash Management Agreement, in substantially the form of Exhibit "B" hereto, to be entered into between the Borrower and the Bank, and includes any and all modifications or amendments to said Cash Management Agreement hereafter made.

         "CLOSING" means the time and place of actual execution and delivery of this Agreement, the Revolving Note, the Security Agreement, the Guaranty, and any other Loan Documents due to be executed and delivered therewith.

         "COLLATERAL" means the property and rights described in Sections 4.1,
4.2 and 4.3 hereof or in the Security Agreement or any of the other Loan Documents.

         "COLLATERAL REPORT" means the Collateral Report and Borrowing Base Certificate in the form of Exhibit "C" hereto, to be furnished by the Borrower to the Bank pursuant to Section 6.1(B)(5) hereof.

         "CURRENT ASSETS" and "CURRENT LIABILITIES" mean, at any time, all assets or liabilities, respectively, that, in accordance with Generally Accepted Accounting Principles consistently applied, should be classified as current assets or current liabilities, respectively, on a balance sheet of a Person.

         "DEFAULT" and "EVENT OF DEFAULT" each mean the occurrence of an event described in Section 7.1.

         "DOLLARS" and "$" each mean U.S. Dollars.

         "DOMESTIC ACCOUNTS" means any Account which represents a sale of Goods for shipment to a location within the United States.

         "ELIGIBLE ACCOUNT" means, at any time, an Account that conforms and continues to conform to the following conditions:

         (A) The Account arose from a bona fide outright sale of Goods by the Borrower or from services performed by the Borrower, and such Goods have been shipped to the appropriate debtors or their designees (or the sale has otherwise been consummated), or the services have been performed for the appropriate debtor;

         (B) The Account is based upon an enforceable order or contract, written or oral, for Goods shipped or held for services performed and the same were shipped, held, or performed in accordance with such order or contract;

         (C) The title of the Borrower to the Account and, except as to the debtor, to any Goods is absolute and is not subject to any prior assignment, claim, lien, or security interest, except Permitted Liens;

         (D) The amount shown on the books of the Borrower and on any invoice or statement delivered to the Bank is owing to the Borrower, less any partial payment that has been made thereon by any Person;

         (E) The Account shall be eligible only to the extent that it is not subject to any claim of reduction, counterclaim, set off, recoupment, or any claim for credits, allowances, or adjustments by the debtor because of return, inferior, or damaged Goods or unsatisfactory services, or for any other reason;

         (F) The debtor has not returned or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the Goods or services from the sale of which the Account arose;

         (G) The Account is due and payable not more than ninety (90) days from the date of the invoice therefor for Domestic Accounts and one hundred twenty (120) days for International Accounts;

         (H)  The Account is not more than sixty (60) days past due;

         (I) The Account does not arise out of a contract with, or order from, a debtor that, by its terms, forbids or makes void or unenforceable the assignment by the Borrower to the Bank of the Account arising with respect thereto;

         (J) The Borrower has not received any note, trade acceptance, draft or other Instrument with respect to, or in payment of, the Account nor any Chattel Paper with respect to the Goods giving rise to the Account, unless, if any such Instrument or Chattel Paper has been received, the Borrower immediately notifies the Bank and endorses or assigns and delivers the same to the Bank;

         (K) The Borrower has not received any notice of the death of the debtor or a partner thereof; nor of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, the debtor;

         (L)  The debtor is not an Affiliate of Borrower; and

         (M) The Bank has not deemed such Account ineligible because of uncertainty about the creditworthiness of the debtor.

         In the event of any dispute under the foregoing criteria about whether an Account is or has ceased to be an Eligible Account, the decision of the Bank, to be made in the Bank's sole and absolute discretion, shall control.

         "ELIGIBLE INVENTORY" means all Inventory of the Borrower physically located within the United States, valued at the lesser of cost (as established on the FIFO method of accounting) or fair market value, provided, however, that the Bank may exclude from the Borrowing Base all or a proportionate part of any particular portion of the Borrower's Inventory which the Bank reasonably deems ineligible because its market value has declined or because the Bank otherwise reasonably considers the collateral value thereof to the Bank to be impaired or its ability to realize such value to be insecure.

         "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act
(RCRA), as amended (42 U.S.C. Sections 6901, ET SEQ.), the Clean Water Act, as amended (42 U.S.C. Sections 7401, ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, ET SEQ.), and the rules and regulations adopted and publications promulgated pursuant thereto, and the rules and regulations of the Occupational Safety and Health Administration (OSHA) pertaining to occupational law, ordinance, rule, or regulation now or hereafter in effect.

         "ERISA" means the Federal Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and the regulations and published interpretations thereof.

         "FINANCIAL STATEMENTS" means the interim balance sheets of the Borrower as of February 29, 1996, and interim statements of income and retained earnings of the Borrower for the period ended on such date plus the audited balance sheets of the Borrower as of July 31, 1995, and the audited statement of income and retained earnings for the year then-ended.

         "FIXED ASSETS" means, at any time, all assets (other than Current Assets) that should, in accordance with Generally Accepted Accounting Principles consistently applied, be classified as assets on a balance sheet of the Borrower.

         "FIXED CHARGE COVERAGE" means the quotient which is obtained by dividing (i) the sum of the net income of the Borrower (after provision for federal and state taxes) for the 12-month period preceding the applicable date plus the interest, lease and rental expenses of the Borrower for the same period plus the sum of non-cash expenses or allowances for such period (including, without limitation, amortization or write-down of intangible assets, depreciation, depletion and deferred taxes and expenses) by (ii) the sum of the current portion of the long-term debt of the Borrower as of the applicable date plus the interest, lease and rental expenses for the 12-month period preceding the applicable date.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted principles of accounting in effect from time to time in the United States applied in a manner consistent with those used in preparing such financial statements as have theretofore been furnished to the Bank by the applicable Person.

         "GUARANTOR" means David L. Hatcher.

         "GUARANTY" means the Guaranty of Payment and Performance executed by the Guarantor in favor of the Bank, guaranteeing the payment and performance to the Bank of the Borrower's obligations hereunder.

         "HAZARDOUS MATERIALS" means any asbestos, urea formaldehyde foam insulation, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or unrelated substances or materials defined, regulated, controlled, limited or prohibited in any Environmental Laws.

         "INDEBTEDNESS" means, as to any Person, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

         (A) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

         (B) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise:

              (1)  to purchase such indebtedness; or

              (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or

              (3) to supply funds to or in any other manner invest in the debtor;

         (C) All indebtedness secured by (or which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

         (D) All indebtedness incurred as the lessee of goods or services under leases that, in accordance with Generally Accepted Accounting Principles, should not be reflected on the lessee's balance sheet.

         "INTERNATIONAL ACCOUNTS" means any Account which represents a sale of Goods for shipment outside the United States.

         "INVENTORY" means all inventory of the Borrower, whether now owned or hereafter acquired by the Borrower, and wherever located, including, without limitation, all goods, merchandise, raw materials, work in process, finished goods, and other tangible personal property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in the Borrower's business; all Documents now or hereafter evidencing any such Inventory; all returned and repossessed Goods; and all proceeds and products of the foregoing.

         "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

         "LIABILITIES" means all Indebtedness that, in accordance with Generally Accepted Accounting Principles, should be classified as liabilities on a balance sheet of a Person.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Security Agreement, the Guaranty, and any and all other agreements, documents and instruments of any kind executed or delivered in connection with, or evidencing, securing, guaranteeing or relating to, the Revolving Loan, whether heretofore, simultaneously herewith or hereafter delivered, together with all modifications and amendments heretofore or hereafter made to any of the foregoing.

         "LOANS" means the aggregate unpaid balance from time to time of the Revolving Loan.

         "LOAN FEE" means the fee of one-quarter of one percent (l/4 of l%), payable quarterly in arrears, calculated based upon the daily average of the Revolving Loan Commitment which is not funded and outstanding, payable to the Bank by the Borrower.

         "LONG-TERM LIABILITIES" means Liabilities less the portion thereof that constitutes Current Liabilities.

         "NOTE" means the Revolving Note.

         "OBLIGATIONS" means the obligations of Borrower:

         (A) To pay the principal of and interest on the Revolving Note in accordance with the terms thereof and to satisfy all of its other liabilities to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, and renewals thereof and substitutions therefor;

         (B) To repay to the Bank all amounts advanced by the Bank hereunder, under any of the other Loan Documents or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, or repairs to or maintenance or storage of, any of the Collateral; and

         (C) To reimburse the Bank, on demand, for all of the Bank's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (A) and (B).

         "PARTICIPANT" means any bank, financial institution, Affiliate of the Bank, or other entity which purchases an interest in the Revolving Note from the Bank at any time.

         "PERMITTED LIENS" means:

         (A) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

         (B) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

         (C) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

         (D) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, Contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

         (E)  Liens in favor of the Bank;

         (F) Purchase money security interests granted to secure not more than one hundred percent (100%) of the purchase price of assets, the purchase of which does not constitute a breach of this Agreement or any instrument required hereunder; and

         (G) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrower, or materially impair the use thereof in the operation of its business:

              (1) Claims or liens for taxes, assessments or charges due and payable and subject to interest or penalty;

              (2) Claims, liens and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

              (3) Claims or liens of mechanics, materialmen, warehousemen, carriers, or other like liens; and

              (4)  Adverse judgments on appeal.

         "PERSON" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof, and any other legal entity.

         "REVOLVING RATE" is defined in Section 2.4(A) of this Agreement.

         "RECORDS" means correspondence, memoranda, tapes, discs, microfilm, microfiche, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language, and all filing cabinets and other containers in which any of the foregoing is stored or maintained.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "REVOLVING LOAN" means the aggregate unpaid balance from time to time of all Advances made under Section 2.1 of this Agreement.

         "REVOLVING LOAN COMMITMENT" means the commitment of the Bank to lend the Borrower up to the sum of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) in principal amount outstanding from time to time until the Revolving Loan Termination Date.

         "REVOLVING LOAN TERMINATION DATE" means the earlier of November 30, 1997, or the date the maturity of the Revolving Note is accelerated pursuant to
Section 7.2 of this Agreement.

         "REVOLVING NOTE" means the promissory note, in substantially the form of Exhibit "F" to this Agreement, dated of even date herewith and having a stated maturity on the Revolving Loan Termination Date, made by the Borrower to evidence the Borrower's obligation to repay the Revolving Loan and the interest thereon, and includes any amendment to such note and any promissory note given in extension or renewal of, or in substitution for, such note.

         "SECURITY AGREEMENT" means the separate Security Agreement, of even date herewith, executed by Borrower and granting the Bank a security interest in any Collateral (as defined in Article IV herein) owned by, or in the possession of, these entities, and includes any and all modifications or amendments to said Security Agreement hereafter made.

         "STOCKHOLDERS' EQUITY" means, at any time, the sum of the following accounts set forth in a balance sheet of the Borrower, adjusted to U.S. Dollars by means of applicable foreign currency exchange rates and prepared in accordance with Generally Accepted Accounting Principles consistently applied:

         (A)  The par or stated value of all outstanding capital stock;

         (B)  Capital surplus; and

         (C)  Retained earnings.

         "SUBSIDIARY" means any corporation of which more than fifty percent (50%) of the outstanding voting securities shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by the Borrower.

         "TANGIBLE NET WORTH" means, at any time, Stockholders' Equity less the sum of :

         (A) Any surplus resulting from any write-up of assets subsequent to the date of Closing;

         (B) Goodwill, including any amounts, however designated on a balance sheet of the Borrower, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower;

         (C)  Patents, trademarks, trade names and copyrights;

         (D) Any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet;

         (E) Loans and advances to stockholders, directors, officers or employees;

         (F)  Deferred expenses; and

         (G) Any other amount in respect of an intangible that, in accordance with Generally Accepted Accounting Principles, should be classified as an asset on a balance sheet of the Borrower, including, without limitation, the following:

         (i) Advances for premiums on employee owned life insurance policies; secured by the cash surrender value of the policies;

         (ii) EPA testing costs, net of accumulated amortization;

         (iii)     Licensing agreement;

    and (iv) Loan costs, net of accumulated amortization, amortized on a straight-line basis over the term of the line of credit.

    1.2 ACCOUNTING TERMS. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, Generally Accepted Accounting Principles.

    1.3 CONSTRUCTION OF TERMS. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular, and pronouns of one gender shall include all genders.


                                     ARTICLE II.

2.  THE REVOLVING LOAN

    2.1  GENERAL TERMS.

         (A) Subject to the terms hereof and of the Cash Management Agreement, the Bank will lend the Borrower, from time to time until the Revolving Loan Termination Date, such sums in integral multiples of $1,000 as the Borrower may request by not less than one business day's notice to the Bank, but which shall not exceed, in the aggregate principal amount at any one time outstanding, the lesser of:

              (1)  The Borrowing Base, or

              (2)  The Revolving Loan Commitment.

         (B) Subject to the terms hereof, the Borrower may borrow, repay without penalty or premium, and reborrow hereunder, from the date of this Agreement until the Revolving Loan Termination Date. If at any time the unpaid principal balance of the Revolving Loan exceeds the amount the Borrower could borrow at such time under the formula set forth above, the Borrower shall immediately and without demand pay such sums to the Bank, in multiples of $1,000, to the extent necessary to reduce the Revolving Loan to an amount which the Borrower could borrow at that time under such formula.

    2.2 DISBURSEMENT OF THE REVOLVING LOAN. The Bank will credit or pay the proceeds of each Advance to the Borrower's deposit account with the Bank or in such manner as the Borrower and the Bank may agree.

    2.3 THE REVOLVING NOTE. The Borrower's obligation to repay the Revolving Loan shall be evidenced by the Revolving Note.

    2.4  INTEREST RATE AND PAYMENTS OF INTEREST.

         (A) Interest on the Revolving Loan shall be calculated and paid as provided in the Revolving Note.

         (B) If, at any time, the Revolving Rate shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as the Revolving Rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such Laws, and any excess interest actually collected by the Bank shall be credited as a partial prepayment of principal.

    2.5  PAYMENTS OF PRINCIPAL.  If not earlier demanded pursuant to Section
7.2 hereof, the outstanding principal balance of the Revolving Loan shall be due and payable to the Bank on the Revolving Loan Termination Date.

    2.6 PAYMENT TO THE BANK. All sums payable to the Bank hereunder shall be paid directly to the Bank in United States Dollars and immediately available funds at the place payment is due. If the Bank shall send the Borrower statements of amounts due hereunder, such statements shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within ninety (90) days of its receipt of any statement which it deems to be incorrect.

    2.7 USE OF PROCEEDS OF REVOLVING LOAN. The proceeds of the Revolving Loan hereunder shall be used by the Borrower for working capital.


                                     ARTICLE III.

3.  CONDITIONS PRECEDENT

    The obligation of the Bank to make the Loans and any Advance hereunder is subject to the following conditions precedent:

    3.1 DOCUMENTS REQUIRED FOR THE CLOSING. Prior to the disbursement of the Loans, the following instruments and documents, duly executed by all proper Persons shall have been delivered to the Bank:

         (A)  This Agreement;

         (B)  The Revolving Note;

         (C)  The financing statements required by Section 4.5;

         (D)  The lien waivers required by Section 4.6;

         (E) A certificate of the Borrower's corporate secretary dated as of the date of this Agreement, certifying as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Revolving Note, each of the other Loan Documents to be executed by Borrower, and each other document to be delivered pursuant hereto, together with the following documents attached thereto:

              (1) A copy of the resolutions of the Borrower's board of directors authorizing the execution, delivery and performance of this Agreement, the Revolving Note, each of the other Loan Documents to be delivered by Borrower, and each other document to be delivered by Borrower pursuant hereto;

              (2) A copy, certified as of the most recent date practicable by the secretary of state of the state where the Borrower is incorporated, of the Borrower's articles or certificate of incorporation; and

              (3)  A copy of the Borrower's bylaws;

         (F) Certificates, as of the most recent dates practicable, of the aforesaid secretary of state, the secretary of state of Alabama, Louisiana, and Texas and the department of revenue or taxation of each of the foregoing states, as to the good standing of the Borrower;

         (G) A written opinion of Woods & Jackson, L.L.P., dated the date of this Agreement and addressed to the Bank, substantially in the form of Exhibit "I", attached hereto;

         (H)  The Borrower's Closing Affidavit;

         (I) A Collateral Report as of a date not more than five (5) days prior to the Closing, acceptable to the Bank and certifying a Borrowing Base of not less than the amount of the requested initial Advance under the Revolving Loan Commitment;

         (J)  The Security Agreement;

         (K)  The Financial Statements; and

         (L)  The Cash Management Agreement.

    3.2 CERTAIN EVENTS. At the time of the initial Advance and of each subsequent Advance:

         (A) No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage or time or both, would be an Event of Default;

         (B) No material adverse change shall have occurred in the financial condition of the Borrower since the date of this Agreement;

         (C) All of the Loan Documents shall have remained in full force and effect; and

         (D) The Borrower shall have paid each installment of the Loan Fee then due and payable.

    3.3 LEGAL MATTERS. At the time of disbursements of the initial Advance, and of each subsequent Advance, all legal matters incidental thereto shall be satisfactory to Gordon, Silberman, Wiggins & Childs, P.C., counsel to the Bank.


                                     ARTICLE IV.

4.  COLLATERAL SECURITY

    4.1 COMPOSITION OF THE COLLATERAL. The property in which a security interest is granted pursuant to the provisions of Sections 4.2 and 4.3 is herein collectively called the "Collateral." The Collateral, together with all of the Borrower's other property of any kind held by the Bank, shall stand as one general, continuing collateral security for all Obligations and may be retained by the Bank until all Obligations have been satisfied in full.

    4.2 RIGHTS IN PROPERTY HELD BY THE BANK. As security for the prompt satisfaction of all Obligations, the Borrower hereby assigns, transfers and sets over to the Bank all of the Borrower's right, title and interest in and to, and grants the Bank a lien on and a security interest in, all amounts that may be owing from time to time by the Bank to the Borrower in any capacity, including, without limitation, any balance or share belonging to the Borrower, of any deposit or other account with the Bank, which lien and security interest shall be independent of any right of set-off which the Bank may have.

    4.3 RIGHTS IN PROPERTY HELD EITHER BY THE BORROWER OR BY THE BANK. As further security for the prompt satisfaction of all Obligations, the Borrower hereby assigns to the Bank all of the Borrower's right, title and interest in and to, and grants the Bank a lien upon and security interest in, all of the Collateral (as defined in the Security Agreement).

    4.4 PRIORITY OF LIENS. The foregoing liens shall be first and prior liens except for the Permitted Liens.

    4.5  FINANCING STATEMENTS.

         (A)  The Borrower will:

              (1) Execute such financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to the Bank as the Bank, from time to time, may specify;

              (2) Pay, or reimburse the Bank for paying, all costs and taxes of filing or recording the same in such public offices as the Bank may designate; and

              (3) Take such other steps as the Bank, from time to time, may direct, including the noting of the Bank's lien on the Collateral and on any certificates of title therefor all to perfect the Bank's security interest in the Collateral.

         (B)  In addition to the foregoing, and not in limitation thereof:

              (1) A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof; and

              (2) To the extent lawful, the Borrower hereby appoints the Bank as its attorney-in-fact (without requiring the Bank to act as such) to execute any financing statement in the name of the Borrower, and to perform all other acts that the Bank deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.

    4.6 LIEN WAIVERS. The Borrower will cause each mortgagee of all real estate owned by the Borrower and each landlord of all premises leased by the Borrower (as listed on Exhibit "J" attached hereto) on whose premises any of the Collateral may be located, to execute and deliver to the Bank instruments, in form and substance satisfactory to the Bank, by which such mortgagee or landlord waives his or its rights, if any, in and to all Goods composing a part of the Collateral.


                                      ARTICLE V.

5.  REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants to Bank, knowing that Bank will rely on such representations and warranties as an inducement to make the Loans, that:

    5.1 BORROWER'S EXISTENCE. Borrower is a duly organized and existing Delaware corporation, is duly qualified to do business in Delaware and in all other jurisdictions in which its business interest requires it to be so qualified, and has full power and authority to consummate the transactions contemplated (except where the failure to so qualify does not have a material adverse effect on the Borrower) by this Agreement.

    5.2 BORROWER'S AUTHORITY. The execution, delivery and performance of all of the Loan Documents to be delivered by Borrower have been duly authorized by all requisite corporate action. All of such Loan Documents have been duly executed and delivered and constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, and the Bank will be entitled to the benefits of all of the Loan Documents.

    5.3 VIOLATIONS OR ACTIONS PENDING. There are no actions, suits, or proceedings pending or, to the best of Borrower's knowledge, threatened, which might adversely affect the financial condition of Borrower, or which might impair the value of any collateral taken or to be taken by Bank in connection with this Agreement. Borrower is not in violation of any agreement, the violation of which will or might reasonably be expected to have a materially adverse effect on Borrower's business or assets, and Borrower, is not in violation of any order, judgment, or decree of any court, or any statute or governmental regulation to which Borrower is subject. The execution and performance of this Agreement by Borrower will not result in any breach of any mortgage, lease, credit or loan agreement or any other instrument which may bind or affect Borrower.

    5.4 FINANCIAL STATEMENTS. All financial statements of Borrower, given and hereafter to be given to Bank are and will be true and complete in all respects as of their respective dates and will be prepared in accordance with Generally Accepted Accounting Principles consistently applied, and will fairly represent the financial conditions of the business or Persons to which they pertain, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

    5.5 GOOD AND MARKETABLE TITLE. Borrower has good and marketable title to all its assets, including, without limitation, the Collateral subject to no encumbrances, liens, or claims of any third parties, except for Permitted Liens.

    5.6 ERISA COMPLIANCE. All Defined Benefit Pension Plans, as defined in ERISA, of the Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA and no reportable event or prohibited transaction as defined in ERISA has occurred.

    5.7 ACCURACY OF DOCUMENTS. All documents furnished to Bank by or on behalf of Borrower as a part of or in support of the application for the Loans or pursuant to the Bank's Commitment Letter dated March 6, 1996, or this Agreement are true, correct, complete and accurately represent the matters to which they pertain.

    5.8 ENVIRONMENTAL MATTERS. Neither any property of the Borrower nor the Borrower, to the best of Borrower's knowledge, are in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any remedial obligations under any applicable laws, rules or regulations pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and the Superfund Amendments and Reauthorization Act of 1986, as amended, and that to the best of its knowledge there are no facts, conditions or circumstances known to it which could result in any such investigation or inquiry if such facts, conditions and circumstances, if any, were fully disclosed to the applicable governmental authority, and Borrower will promptly notify Bank if it becomes aware of any such facts, conditions or circumstances or any such investigation or inquiry; Borrower has not obtained and is not required to obtain any permits, licenses, or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment in connection with any of Borrower's property constructed or to be constructed by reason of any environmental laws, rules or regulations; and Borrower has no knowledge that any oil, toxic or hazardous substances or solid wastes have been disposed of or released on any of Borrower's property, and Borrower will not in its use of any of its Property dispose of or release oil, toxic or hazardous substances or solid wastes on any of its Property (the term "hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal", "dispose" or "disposed" shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein). Notwithstanding anything to the contrary herein, Borrower shall indemnify and hold Bank harmless from and against any fines, charges, expenses, fees, attorney fees and costs incurred by Bank in the event the Borrower or any of its Property (whether or not due to any fault of Borrower) is hereafter determined to be in violation of any environmental laws, rules or regulations applicable thereto, excluding, however, any conditions caused by materials placed on any of Borrower's property following foreclosure or acceptance by Bank of a deed in lieu of foreclosure, and this indemnity shall survive any foreclosure or deed in lieu of foreclosure. This indemnification shall specifically include any and all costs due to hazardous substances that flow, diffuse, migrate, or percolate into, onto, from or under any of Borrower's property.

    5.9 CONTINUING EFFECTIVENESS. All representations and warranties contained herein shall be deemed continuing and in effect at all times while Borrower remains indebted to Bank under the Loans and shall be deemed to be incorporated by reference in each requisition for an advance by Borrower, unless Borrower specifically notifies Bank in writing of any change therein.

    5.10 PRIORITY OF COLLATERAL ASSIGNMENTS. The Security Agreement, when duly executed, delivered, and recorded will constitute a valid first lien against the collateral of Borrower, prior to all other liens and encumbrances, including those which may hereafter accrue, except for Permitted Liens.


                                  ARTICLE VI.

6.  THE BORROWER'S COVENANTS

    The Borrower does hereby covenant and agree with the Bank that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following covenants:

    6.1  AFFIRMATIVE COVENANTS.

         (A) The Borrower will use the proceeds of the Revolving Loan only for the purposes set forth in Section 2.7, and will furnish the Bank such evidence as it may reasonably require with respect to such uses.

         (B)  The Borrower will furnish the Bank:

              (1) Within thirty (30) days after the close of each calendar month (a) an income statement of the Borrower for such period and (b) a balance sheet of the Borrower as of the end of such period, adjusted to U. S. Dollars, all in reasonable detail with Bank having full access to all supporting schedules and comments, subject to year-end audit adjustments, and certified by the Borrower's president or principal financial officer to have been prepared in accordance with Generally Accepted Accounting Principles consistently applied by the Borrower, except for any inconsistencies explained in such certificate;

              (2) Within one hundred twenty (120) days after the close of each fiscal year (a) a statement of Stockholders' Equity and a statement of cash flows of the Borrower for such fiscal year, (b) an income statement of the Borrower for such fiscal year, and (c) a balance sheet of the Borrower as of the end of such fiscal year, adjusted to
         U. S. Dollars, all in reasonable detail, including all supporting schedules and comments; the statements and balance sheets to be audited by an independent certified public accountant selected by the Borrower and acceptable to the Bank, and certified by such accountants to have been prepared in accordance with Generally Accepted Accounting Principles consistently applied by the Borrower, except for any inconsistencies explained in such certificate; the Bank shall have the right, from time to time, to discuss the Borrower's affairs directly with the Borrower's independent certified public accountant after notice to the Borrower and opportunity of the Borrower to be present at any such discussions;

              (3) Contemporaneously with each monthly and year-end financial report required by the foregoing paragraphs, a certificate of the president or principal financial officer of the Borrower stating that, to the best of his knowledge, the Borrower has observed and performed each and every undertaking contained in this Agreement and is not at the time in default in the observance or performance of any of the terms and conditions hereof or, if the Borrower shall be so in default, specifying all such defaults and events of which he may have knowledge;

              (4) Promptly after sending or making available or filing of the same, copies of all reports, proxy statements and financial statements that the Borrower sends or makes available to its stockholders and all registration statements and reports that the Borrower files with the Securities and Exchange Commission or any successor Person; and

              (5) Monthly, within twenty (20) days after the end of the prior month, and at such other times as the Bank may request, a Collateral Report and Borrowing Base Certificate for the immediately preceding month, certified to be correct by the president or controller of the Borrower.

         (C) The Borrower will maintain its Inventory, Equipment, real estate and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and will pay or cause to be paid all rental or mortgage payments due on such real estate. The Borrower hereby agrees that, in the event it fails to pay or cause to be paid any such payments, the Bank may do so and on demand be reimbursed therefor by the Borrower.

         (D) The Borrower will maintain, or cause to be maintained, public liability insurance, and fire and extended coverage insurance on all tangible assets owned by it, all in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to the Bank. Such policies shall contain a provision whereby they cannot be cancelled except upon thirty (30) days written notice to the Bank and shall contain a New York standard endorsement or similar provision naming the Bank as loss payee. The Borrower will, upon request, furnish to the Bank a Request for Insurance, duly executed by the authorized agent, and other such evidence of insurance as the Bank may require. The Borrower hereby agrees that, in the event it fails to pay or cause to be paid the premium on any such insurance, the Bank may do so and be reimbursed by the Borrower therefor.

         (E) The Borrower will pay or cause to be paid when due all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books; provided, however, that the Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attached (or security therefor) appears imminent.

         (F)  The Borrower will maintain at all times during the term of this
Agreement:

              (1) Tangible Net Worth of, at minimum, Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00).

              (2) A Fixed Charge Coverage of not less than 1.5 to 1.0 at the end of each fiscal year.

              (3) A ratio of Liabilities to Tangible Net Worth of not more than 1.75 to 1 at all times.

              (4) A Borrowing Base such that the balance of the Borrower's outstanding Revolving Loan will not, at any time, exceed its Borrowing Base.

         (G) The Borrower will, when requested so to do, make available for inspection and audit by duly authorized representatives of the Bank any of its books and records, and will furnish the Bank any information regarding its business affairs and financial condition within a reasonable time after written request therefor. Borrower shall reimburse Bank for all costs associated with such audit if the audit reveals a material discrepancy in any financial report, statement or other document provided to Bank pursuant to this Agreement.

         (H) The Borrower will take all necessary steps to preserve its corporate existence and franchises and comply with all present and future Laws, applicable to it in the operation of its businesses, and all material agreements to which it is subject.

         (I) The Borrower will collect its Accounts and sell its Inventory only in the ordinary course of business.

         (J) The Borrower will keep accurate and complete Records of its Accounts, Inventory and Equipment, consistent with sound business practices.

         (K)  The Borrower will give immediate written notice to the Bank of:

              (1) Any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay over more than $500,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and

              (2) The institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property or business prospects.

         (L) Within ten (10) days of the Bank's request therefor, the Borrower will furnish the Bank with copies of federal income tax returns filed by the Borrower.

         (M) The Borrower will pay when due (or within applicable grace periods) all Indebtedness due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the books of the Borrower.

         (N) The Borrower will notify the Bank immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of the Borrower, or of the failure of the Borrower to observe any of its undertakings hereunder or under any of the other Loan Documents.

         (O) The Borrower will notify the Bank thirty (30) days in advance of any change in the location of any of its places of business in the United States or of the establishment of any new place of business in the United States, or the discontinuance of any existing place of business in the United States.

         (P)  The Borrower will:

              (1) Fund all its Defined Benefit Pension Plans, as defined in ERISA, in accordance with no less than the minimum funding standards of Section 302 of ERISA;

              (2) Furnish the Bank, promptly after the filing of the same, with copies of all reports or other statements filed with the

              United States Department of Labor or the Internal Revenue Service with respect to all such Plans; and

              (3) Promptly advise the Bank of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan.

         (Q) The Borrower will comply with all Environmental Laws, and will handle, store, treat, discharge, and dispose of any Hazardous Materials only in compliance with all Environmental Laws.

         (S)  The Borrower will pay all installments of the Loan Fee when due.

    6.2 NEGATIVE COVENANTS. The Borrower does hereby covenant and agree with the Bank that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following negative covenants:

         (A) The Borrower will not change its name, enter into any merger, consolidation, reorganization or recapitalization, or reclassification of its capital stock, or dissolve without the prior written consent of the Bank (which consent shall not be unreasonably withheld).

         (B) The Borrower will not sell, transfer, lease, assign or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets.

         (C) The Borrower will not sell, lease, transfer, assign, or otherwise dispose of any of the Collateral except in the ordinary course of business and as permitted under this Agreement.

         (D) The Borrower will not replace its Chairman of the Board of Directors or its President without the prior written consent of the Bank.

         (E) The Borrower will not mortgage, pledge, grant or permit to exist a security interest in or lien upon any of the Collateral, now owned or hereafter acquired, except for Permitted Liens.

         (F)  [Intentionally Deleted]

         (G)  [Intentionally Deleted]

         (H)  [Intentionally Deleted]

         (I) The Borrower will not make any future equity investment(s) or loan(s) in an amount exceeding, in the aggregate, $250,000.00 in or to any Subsidiary, foreign or domestic or in or to any other Person during the term of this Agreement, with the exception of equity investment(s) or loan(s) to Productos de Preservation, S.A. de C.V. for the construction of a new plant for the manufacture of pentachlorophenol and related products in Matamoros, Mexico.

         (J)  [Intentionally Deleted]

         (K)  [Intentionally Deleted]

         (L)  [Intentionally Deleted]

         (M) The Borrower will not issue, redeem, purchase or retire any of its capital stock or grant or issue any warrant, right or option pertaining thereto or any other security convertible into any of the foregoing. The Borrower will not permit any voluntary transfer, sale, redemption, retirement, or other change in the ownership of the outstanding capital stock of the Borrower by its shareholders which results in a "Change in Control" of the Borrower. For purposes of this Section 7.2(M), "Change in Control" shall mean a change in the ownership of the outstanding capital stock of the Borrower such that the Guarantors own less than fifty and 01/100 percent (50.01%) of the outstanding capital stock of the Borrower.

         (N)  [Intentionally Deleted]

         (O)  The Borrower will not enter into any sale-leaseback transaction.

         (P) The Borrower will not furnish the Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

         (Q) The Borrower will not directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U or any regulations, interpretations or rulings thereunder.

         (R) The Borrower will not treat, store, handle, discharge, or dispose of any Hazardous Materials except in compliance with all Environmental Laws.


                                     ARTICLE VII.

7.  DEFAULT

    7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

         (A) The Borrower shall fail to pay any installment of principal or interest or fee payable hereunder or under the Revolving Note within ten (10) days of the due date thereof.

         (B) The Borrower shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under any of the other Loan Documents, and such failure shall continue for thirty (30) days after:

              (1)  Notice of such failure from the Bank; or

              (2) The Bank is notified of such failure or should have been so notified pursuant to the provisions of Section 6.1(N), whichever is earlier.

         (C) The Borrower shall fail to pay any Indebtedness due any third Persons and such failure shall continue beyond any applicable grace period.

         (D) Any financial statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this Agreement, or as inducement to the Bank to enter into this Agreement, or in any separate statement or document to be delivered hereunder to the Bank, shall be materially false, incorrect, or incomplete when made.

         (E) The Borrower shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of itself or any of its creditors.

         (F) Proceedings in bankruptcy, or for reorganization of the Borrower, or for the readjustment of any of their respective debts, under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by the Borrower, or shall be commenced against the Borrower and shall not be discharged within sixty (60) days of commencement.

         (G) A receiver or trustee shall be appointed for the Borrower or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower, and such receiver or trustee shall not be discharged within thirty
(30) days of his appointment, or such proceedings shall not be discharged within sixty (60) days of its commencement, or the Borrower shall discontinue business or materially change the nature of its business.

         (H) The Borrower shall suffer final judgments for payment of money aggregating in excess of $100,000.00 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed.

         (I) A judgment creditor of the Borrower shall obtain possession of any of the Collateral by any means, including, without limitation, levy, distraint, replevin or self-help.

         (J) The validity or enforceability of this Agreement, the Revolving Note, or any of the other Loan Documents shall be contested by the Borrower and/or Borrower shall deny that it has any or further liability or obligation hereunder or thereunder.

         (K) Any Defined Benefit Pension Plan, as defined in ERISA, shall fail to meet the minimum funding standards of the Internal Revenue Code of 1986, as now in effect or hereafter amended.

    7.2 ACCELERATION. All Obligations shall, at the option of Bank, become immediately due and payable, without notice, upon the occurrence of an Event of Default without further action of any kind.

    7.3 REMEDIES. After any acceleration, as provided for in Section 7.2, the Bank shall have, in addition to the rights and remedies given it by this Agreement and each of the other Loan Documents, all those allowed by all applicable Laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, the Bank may immediately, without demand for performance and without other notice (except as specifically required by this Agreement or any of the other Loan Documents, or as required by law and which cannot be waived) or demand to the Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, the whole or, from time to time, any part of the Collateral, or any interest which the Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), the Bank shall apply such proceeds toward the satisfaction of the Obligations in such order as the Bank may elect. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to the Borrower at least five (5) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which the Borrower hereby agrees shall be reasonable notice of such sale or other disposition. The Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as the Bank shall designate. At any such sale or other disposition, the Bank may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of the Borrower, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred upon the Bank under this paragraph, the Bank may, to the full extent permitted by applicable Laws:

         (A) Enter upon the premises of the Borrower, exclude therefrom the Borrower or any Affiliate thereof, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so;

         (B) At the Bank's option, use, operate, manage and control the Collateral in any lawful manner;

         (C) Collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and

         (D) Maintain, repair, renovate, alter or remove the Collateral as the Bank may determine in its discretion.

    7.4 RIGHT OF SET-OFF. Upon the occurrence of any Event of Default, the Bank may, and is hereby authorized by the Borrower, at any time and from time to time, to the fullest extent permitted by applicable Laws, and without advance notice to the Borrower (any such notice being expressly waived by the Borrower), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by the Bank to, or for the credit or the account of, the Borrower against any or all of the Obligations of the Borrower now or hereafter existing whether or not such Obligations have matured and irrespective of whether the Bank has exercised any other rights that it has or may have with respect to such Obligations, including without limitation any acceleration rights. The aforesaid right of set-off may be exercised by the Bank against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of the creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Bank prior to the making, filing or issuance, or service upon the Bank of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. The Bank agrees to promptly notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section 7.4 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.


                                    ARTICLE VIII.

8.  MISCELLANEOUS

    8.1 CONSTRUCTION. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or all other notes, guaranties, pledges or security agreements in accordance with their respective terms.

    8.2 FURTHER ASSURANCE. From time to time, the Borrower will execute and deliver to the Bank such additional Documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of the Borrower.

    8.3 INDEMNITY. The Borrower hereby agrees to indemnify the Bank and its officers, directors, agents and attorney's against, and to hold the Bank and all such other persons harmless from, any claims, demands, liabilities, costs, damages, and judgments (including, without limitation, liability under any Environmental Laws and costs of defense and attorneys' fees) resulting from any representation or warranty made by Borrower or on Borrower's behalf pursuant to
Article V of this Agreement having been false when made, or resulting from Borrower's breach of any of the covenants set forth in Article VI of this Agreement. This agreement of indemnity shall be a continuing agreement and shall survive payment of the Loans and termination of this Agreement.

    8.4 ENFORCEMENT AND WAIVER BY THE BANK. The Bank shall have the right at all times to enforce the provisions of this Agreement, the Revolving Note, and the other Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

    8.5  EXPENSES OF THE BANK.  The Borrower will, on demand, reimburse the
Bank for all reasonable expenses, including the fees and expenses of legal counsel for the Bank, incurred in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and the other Loan Documents and the collection or attempted collection of the Loans and the Revolving Note.

    8.6 NOTICES. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, as follows, unless such address is changed by written notice hereunder:

         (A)  If to the Borrower:

              KMG-Bernuth, Inc.
              10611 Harwin, Suite 402
              Houston, Texas  77036
              Attention: David L. Hatcher

              with copy to:

              Roger Jackson, Esq.
              Woods & Jackson
              2001 Kirby, Suite 1111
              Houston, Texas 77019

         (B)  If to the Bank:
              SouthTrust Bank of Alabama, National Association
              P.O. Box 2554
              Birmingham, Alabama  35290
              Attention:  Business Center

              with a copy to:
              Timothy D. Davis, Esq.
              Gordon, Silberman, Wiggins & Childs, P.C.
              1400 SouthTrust Tower
              Birmingham, Alabama  35203

    8.7 WAIVER AND RELEASE BY THE BORROWER. To the maximum extent permitted by applicable Laws, the Borrower:

          (A) Waives protest of all commercial paper at any time held by the Bank on which the Borrower is any way liable;

          (B) Except as the same may herein be specifically granted, waives notice of acceleration and of intention to accelerate;

          (C) Waives notice and opportunity to be heard, after acceleration in the manner provided in Section 7.2, before exercise by the Bank of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with the Borrower, and except where required hereby or by any applicable Laws which requirement cannot be waived, notice of any other action taken by the Bank; and

          (D) Releases the Bank and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct.

    8.8 PARTICIPATION. Notwithstanding any other provision of this Agreement, the Borrower understands that the Bank may enter into participation agreements with Participants whereby the Bank will allocate certain percentages of its commitment to them. The Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with the Bank only and that its obligations under this Agreement are undertaken for the benefit of, and as an inducement to each of any such Participant as well as the Bank, and the Borrower hereby grants to each such Participant, to the extent of its participation in the Loans, the right to set off deposit accounts maintained by the Borrower with such Participant. The Borrower authorizes the Bank to disclose financial and other information regarding the Borrower to Participants and potential Participants.

    8.9 GOVERNING LAW. This Agreement is entered into and performable in Jefferson County, Alabama, and the substantive Laws, without giving effect to principles of conflict of laws, of the United States and the State of Alabama shall govern the construction of this Agreement and the documents executed and delivered pursuant hereto, and the rights and remedies of the parties hereto and thereto, except to the extent that the location of any Collateral in a state or jurisdiction other than Alabama requires that the perfection of the Bank's security interest hereunder, and the enforcement of certain of the Bank's remedies with respect to the Collateral, be governed by the laws of such other state or jurisdiction.

    8.10  SUBMISSION TO JURISDICTION; WAIVERS.

          (A)  THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

               (1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE

              NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF ALABAMA, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ALABAMA, AND APPELLATE COURTS FROM ANY THEREOF;

              (2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

              (3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 8.6 OR AT SUCH OTHER ADDRESS OF WHICH THE BANK SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

              (4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         (B)  THE BORROWER AND THE BANK HEREBY:

              (1) IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM OF ANY TYPE AS TO ANY MATTER ARISING DIRECTLY OR INDIRECTLY OUT OF OR WITH RESPECT TO THIS AGREEMENT, THE REVOLVING NOTE, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH; AND

              (2) AGREE THAT EITHER OF THEM MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY OF ANY KIND WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

    8.11 BINDING EFFECT, ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank.

    8.12 ENTIRE AGREEMENT, AMENDMENTS. This Agreement, including the Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

    8.13 SEVERABILITY. If any provision of this Agreement, the Revolving Note, or any of the other Loan Documents shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement or such other instrument or agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

    8.14 HEADINGS. The paragraph and subparagraph headings hereof are inserted for convenience of reference only, and shall not alter, define, or be used in construing the text of such paragraphs or subparagraphs.

    8.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

    8.16 SEAL. This Agreement is intended to take effect as an instrument under seal.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                       THE BORROWER:

                                       KMG-BERNUTH, INC.



                                       By: /S/ DAVID L. HATCHER        [SEAL]
                                          -----------------------------
                                       Its: PRESIDENT
                                          -----------------------------


                                       THE BANK:

                                       SOUTHTRUST BANK OF ALABAMA,
                                       NATIONAL ASSOCIATION



                                       By: /S/ ALAN T. DRENNEN III     [SEAL]
                                          -----------------------------
                                       Its VICE PRESIDENT
                                          -----------------------------

STATE OF    TEXAS           )
COUNTY OF   HARRIS          )

    I, the undersigned, a Notary Public in and for said County in said State, hereby certify that DAVID L. HATCHER whose name as PRESIDENT of KMG-Bernuth, Inc., a Delaware corporation, is signed to the foregoing Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of said Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

    Given under my hand and official seal, this the 30 day of July, 1996.


                                       /s/  CARRIE DANIELSON
                                       -----------------------------
                                       Notary Public
(SEAL)                                 My Commission Expires: 9-25-99


STATE OF   ALABAMA               )
COUNTY OF JEFFERSON              )

    I, the undersigned, a Notary Public in and for said County in said State, hereby certify that ALAN T. DRENNEN III, whose name as VICE PRESIDENT of SouthTrust Bank of Alabama, National Association, a national banking association, is signed to the foregoing Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of said Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said banking association.

    Given under my hand and official seal, this the 1st day of August, 1996.


                                       /s/ NOTARY
                                       -----------------------------
                                       Notary Public
(SEAL)                                 My Commission Expires:   2-13-99